Exhibit 99.1

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE STEPHENS INC. AND BANC OF AMERICA SECURITIES CONFERENCES

HOUSTON, TX, March 14, 2005 - Stage Stores, Inc. (Nasdaq: STGS) announced today that management will make a presentation at the 2005 Stephens Inc. Specialty Retailing Conference on Tuesday, March 15, 2005, at 1:00 p.m. Eastern Time.  The conference is being held at The Waldorf-Astoria Hotel in New York City.

The Company also announced that management will make a presentation at the Banc of America Securities 2005 Consumer Conference on Wednesday, March 16, 2005, at 4:10 p.m. Eastern Time.  The conference is being held at The New York Palace Hotel in New York City.

A live webcast of each presentation will be available.  To access each webcast, log on to the Company's web site at www.stagestores.com at the appropriate day and time, and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of each presentation will be available online for approximately 30 days.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 528 stores located in 29 states.  The Company operates under the Stage, Bealls and Palais Royal names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states.  For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

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